NEWS RELEASE

PGT Reports 2014 Second Quarter Results
VENICE, FL., July 28, 2014 - PGT, Inc. (NASDAQ: PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, announces financial results for its second quarter and six months ended June 28, 2014.

“Sales in the second quarter of 2014, totaling $81.6 million, represents our highest quarterly sales since 2006. This is also our seventh straight quarter of at least 25% year over year sales growth. Sales increased 29.9% over the second quarter of 2013, primarily driven by our new construction sales, as well as marketing programs focused on driving our WinGuard products into the repair and remodel market. During the quarter, impact sales grew 33% over prior year and represented 77% of total sales, compared to 76% a year ago. In addition, sales of non-impact products grew 21%,” said PGT’s President and Chief Operating Officer, Jeff Jackson.

Mr. Jackson continued, “This is an exciting time for PGT, as we signed an agreement for the acquisition of CGI Windows & Doors Holdings Inc., a Florida-based impact resistant window and door company, for the purchase price of approximately $111 million, which we announced in a separate press release issued today. Also, our new glass plant is progressing as planned and will be operational by the beginning of our fourth quarter. We also expect to continue the momentum of strong year over year sales growth into the third quarter. July sales, in fact, were up approximately 17% over prior year, and we are forecasting third quarter sales to be between $74 million and $77 million, compared to our third quarter of 2013 of $64.9 million. The recent economic turnaround has presented tremendous opportunity for PGT. Our strategic initiatives over the past several years have positioned us to capitalize on improving market trends, and I’m thankful for the hard work and dedication of all our employees.”

Our financial highlights for the second quarter ended June 28, 2014, compared to the same period last year, include:

▪	Net sales of $81.6 million, an increase of $18.8 million, or 29.9%;

▪	Gross margin of $26.1 million, an increase of $5.1 million, or 24.3%;

▪
Selling, general and administrative costs of $13.0 million, or 15.9% of sales, compared to $12.8 million, or 20.3% of sales, after adjusting for fees related to our second quarter of 2013 secondary offering and debt refinancing;

▪	Earnings before taxes (“EBT”) of $12.6 million compared to EBT of $7.4 million, after adjusting for fees related to our second quarter of 2013 secondary offering and debt refinancing;

▪	Net income of $7.8 million compared to net income of $7.7 million, after adjusting for expenses related to our second quarter of 2013 secondary offering, and debt refinancing, and a discrete tax item;

▪
Net income per diluted share of $0.16 compared to net income per diluted share of $0.14, after adjusting for expenses related to our second quarter of 2013 secondary offering, debt refinancing, and a discrete tax item; and

▪	EBITDA of $14.5 million compared to $10.9 million, after adjusting for expenses related to our second quarter of 2013 secondary offering and debt refinancing.

Our financial highlights for the six months ended June 28, 2014, compared to the same period last year, include:

▪	Net sales of $144.3 million, an increase of $31.9 million, or 28.4%;

▪	Gross margin of $45.9 million, an increase of $7.3 million, or 19.0%;

▪
Selling, general and administrative costs of $26.3 million, or 18.2% of sales, compared to $25.8 million, or 23.0%, after adjusting for gain on the sale of the Salisbury facility and fees related to our secondary offering, and debt refinancing;

▪	Earnings before taxes (“EBT”) of $17.9 million compared to EBT of $10.9 million, adjusted for gain on the sale of our Salisbury plant and fees related to our secondary offering and debt refinancing;

▪	Net income of $11.2 million compared to net income of $10.9 million, after adjusting for gain on Salisbury plant, expenses related to our secondary offering, debt refinancing, and a discrete tax item;

▪
Net income per diluted share of $0.22 compared to net income of $0.20, after adjusting for gain on Salisbury plant, expenses related to our secondary offering, debt refinancing, and a discrete tax item; and

▪	EBITDA of $22.1 million compared to adjusted EBITDA of $18.0 million; after adjusting for gain on Salisbury plant, expenses related to our secondary offering and debt refinancing.

Commenting on the second quarter, Brad West, PGT's Vice President and Chief Financial Officer, stated, “Our sales growth led to a 24.3% increase in gross margin dollars to $26.1 million. As a percent, however, our gross margin for the quarter decreased by 1.5%, attributable to increased material costs resulting from our sales growth exceeding internal capacities for finished glass processing. As Jeff mentioned, our glass plant is progressing as planned, which will address our internal capacity shortage for glass processing and reduce reliance on outsourced finished glass.”

Mr. West continued, “As our revenue grew, our selling, general and administrative expenses as a percent of sales declined to 15.9%, compared to 20.3% in the second quarter of 2013, after adjusting for fees related to last year’s secondary offering and debt refinancing. The reduction results from strong leverage in this category, as well as a reduction of $1.6 million in amortization expense compared to 2013.”

Mr. West concluded, “This quarter produced our highest EBITDA since 2006, coming in at $14.5 million. Our cash balance was $33.4 million, as we produced $4.6 million in cash from operations, and spent $4.6 million on capital additions, of which $1.9 million was spent on the new glass facility during the quarter.”

Conference Call

As previously announced, PGT will hold a conference call Tuesday, July 29, 2014, at 2:30 p.m. Eastern time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). A replay of the call will be available beginning July 29, 2014, at 4:00 p.m. Eastern time through August 4, 2014. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 60188739.

The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://www.pgtindustries.com.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. Founded in 1980, the company employs approximately 1,700 at its manufacturing, glass laminating and tempering plants in Florida. Utilizing the latest designs and technology, PGT products are ideal for new construction and replacement projects serving the residential, commercial, high-rise and institutional markets. PGT's product line includes a variety of aluminum and vinyl windows and doors. Product brands include WinGuard (R); SpectraGuard (TM); PremierVue (R); PGT Architectural Systems; and Eze-Breeze (R). PGT Industries is a wholly-owned subsidiary of PGT, Inc. (NASDAQ: PGTI).

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

▪	Changes in new home starts and home remodeling trends
▪	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
▪	Raw material prices, especially aluminum
▪	Transportation costs
▪	Level of indebtedness
▪	Dependence on our WinGuard branded product lines
▪	Product liability and warranty claims
▪	Federal and state regulations, and
▪	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the company’s future earnings potential. However, these measures do not provide a complete picture of our operations.

EBITDA consists of GAAP net income adjusted for the items included on the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the company’s performance because they eliminate the effects of period to period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

CONTACT: PGT, Inc.
Brad West, Vice President and CFO
941-480-1600
bwest@pgtindustries.com

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$81,622	$62,847	$144,346	$112,410
Cost of sales	55,477	41,817	98,429	73,821
Gross margin	26,145	21,030	45,917	38,589
Selling, general and administrative expenses	12,951	14,285	26,329	25,115
Income from operations	13,194	6,745	19,588	13,474
Interest expense	891	697	1,789	1,509
Other (income) expense, net	(278)	461	(101)	677
Income before income taxes	12,581	5,587	17,900	11,288
Income tax expense (benefit)	4,780	(4,335)	6,747	(3,898)
Net income	$7,801	$9,922	$11,153	$15,186

Basic net income per common share	$0.17	$0.20	$0.24	$0.30

Diluted net income per common share	$0.16	$0.19	$0.22	$0.28

Weighted average common shares outstanding:
Basic	47,265	49,947	47,207	51,232

Diluted	49,706	53,142	49,716	55,018

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	June 28,	December 28,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$33,422	$30,204
Accounts receivable, net	28,179	20,821
Inventories	15,805	12,908
Prepaid expenses	1,159	1,538
Other current assets	3,409	3,166
Deferred income taxes, net	1,313	2,763
Total current assets	83,287	71,400

Property, plant and equipment, net	51,174	44,123
Trade name and other intangible assets, net	38,441	38,869
Other assets, net	1,842	2,240
Total assets	$174,744	$156,632

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$18,570	$15,522
Current portion of long-term debt	4,901	4,890
Total current liabilities	23,471	20,412

Long-term debt	70,573	72,365
Deferred income taxes	13,380	13,380
Other liabilities	1,743	1,400
Total liabilities	109,167	107,557

Total shareholders' equity	65,577	49,075
Total liabilities and shareholders' equity	$174,744	$156,632

PGT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
Reconciliation to Adjusted Net Income and Adjusted Net Income per share (1):

Net income	$7,801	$ 9,922	$11,153	$15,186
Reconciling item:
Gain on sale of Salisbury Facility (2)	-	-	-	(2,195)
Expenses related to offering of common stock and debt refinancing (3)	-	1,831	-	1,831
Discrete tax items (4)	-	(3,898)	-	(3,898)
Tax effect of reconciling items	-	(168)	-	-
Adjusted net income	$ 7,801	$ 7,687	$ 11,153	$10,924

Weighted average shares outstanding:
Basic	47,265	49,947	47,207	51,232
Diluted	49,706	53,142	49,716	55,018

Adjusted net income per share - basic	$ 0.17	$ 0.15	$ 0.24	$ 0.21
Adjusted net income per share - diluted	$ 0.16	$ 0.14	$ 0.22	$ 0.20

Reconciliation to EBITDA and Adjusted EBITDA:
Net income	$ 7,801	$ 9,922	$ 11,153	$ 15,186
Reconciling items:
Depreciation and amortization expense	1,029	2,742	2,443	5,603
Interest expense	891	697	1,789	1,509
Income tax expense	4,780	(4,335)	6,747	(3,898)
EBITDA	14,501	9,026	22,132	18,400
Add:
Gain on sale of Salisbury Facility (2)	-	-	-	(2,195)
Expenses related to offering of common stock and debt refinancing (3)	-	1,831	-	1,831
Adjusted EBITDA	$ 14,501	$ 10,857	$ 22,132	$ 18,036
Adjusted EBITDA as percentage of net sales	17.8%	17.3%	15.3%	16.0%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed July 29, 2014.

(2) Gain on sale of Salisbury, NC facility of $2.2 million represents the net selling price of approximately $7.5 million less the asset's carrying value at the time of the sale of approximately $5.3 million.

(3) The expenses related to the offering of 12.65 million share of common stock of PGT by JLL Partners, and the unamortized costs that were written off as a result of the debt refinancing. Approximately $1.5 million of these charges were included in Selling, general, and administrative expenses, while the remaining $330 thousand are included in Other expense (income) for the three and six months ended June 29, 2013.

(4) During the second quarter of 2013, we reversed the deferred tax asset ("DTA") valuation allowance of approximately $3.9 million.